EXHIBIT 99.2

Infusion Brands International, Inc.
Unaudited Condensed Pro Forma Financial Information
Transactional Background, Accounting and Basis of Presentation

On May 9, 2011, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with HSE and the holders of 100% of the issued and outstanding common stock of HSE pursuant to which we purchased 50% of the issued and outstanding HSE Shares for an aggregate purchase price of 50,000 Euros ($75,154 based upon the exchange rate on the transaction date). HSE, which is located in Baleares, Spain, is engaged in the development and retail sale of consumer products throughout most of Europe, in particular, HSE's flagship product is the Dual Saw by Startwin. Through this acquisition, we became the principle owners of the intellectual property related to Dual Saw in geographic regions whereby Startwin already took ownership of this trademark right. By combining our enterprises, we believe this acquisition helps to unify the worldwide brand for Dual Saw. Moreover, with a global presence this acquisition will help open channels of distribution for cross border promotion of our other respective branded products.  Pursuant to the terms of the Stock Purchase Agreement, we have the option for a period of twelve months to purchase the remaining 50% of the outstanding HSE common shares from the remaining HSE Shareholders based upon revenue and profitability milestones.

Our rights voting associated with our purchase contractually provide for management and governance control over all operational and financial aspects of HSE. Upon our purchase, all pre-acquisition HSE board members resigned and our Chief Executive Officer was appointed as the sole board member. We also have rights to all earnings of HSE. As a result of the rights associated with our initial investment in HSE and following the guidance in ASC 810, we have concluded that HSE is a variable interest entity on the basis that our 50% interest in the HSE common stock affords us symmetrically higher voting rights than would typically accompany a 50% ownership instance; in this instance our voting rights effectively rise to 100%. Further, we have concluded that Infusion Brands is the primary beneficiary to the variable interest entity pursuant to ASC 810, because we have the controlling financial interest. That is, we possess the power to direct the activities of HSE and we have the right to receive all of its residual returns. Accordingly, the assets, liabilities and results of operations of HSE have been consolidated commencing with May 1, 2011, which date was used for convenience after our conclusion that there were no material intervening transactions between May 1, 2011 and May 9, 2011.

The following unaudited pro forma financial information has been prepared in accordance with the Rules and Regulations of the Securities and Exchange Commission. The unaudited pro forma balance sheet as of March 31, 2011 gives effect to the Company’s acquisition of HSE as if the acquisition had occurred on March 31, 2011. The unaudited pro forma statements of operations for the three months ended March 31, 2011 and December 31, 2010 give effect to the Company’s acquisition of HSE as if the acquisition had occurred on January 1, 2011 and January 1, 2010, respectively. Unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations that would have arisen had the acquisition of HSE been completed on the dates referred to above. Our unaudited pro forma financial information should be read in conjunction with the Company’s Form 10-Q for the quarterly period ended March 31, 2011 and the Company’s transition report on Form 10-KT for the six month transition period ended December 31, 2010.

Infusion Brands International, Inc.
Unaudited Condensed Pro Forma Balance Sheet
March 31, 2011

	Historical Information (Note a)		Pro Forma	Note
	Company	HSE	Adjustments	(b)	Pro Forma
Assets
Cash	$1,138,117	$96,338	$(75,154)	-1-	$1,159,301
Accounts receivable, net	672,518	652,267	—		1,324,785
Inventories	1,296,926	996,331	—		2,293,257
Other current assets	46,608	21,348	—		67,956
Total current assets	3,154,169	1,766,284	(75,154)		4,845,298

Property and equipment, net	2,377,756	435,780	—		2,813,536
Other assets	273,549	59,911	—		333,460
	$5,805,474	$2,261,975	$(75,154)		$7,992,265
Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit

Accounts payable and accrued liabilities	$1,124,673	$1,064,767	$69,930	-2-	$2,259,370
Advances	1,000,000	—	—		1,000,000
Notes payable	286,765	66,529	—		355,294
Total current liabilities	2,411,438	1,131,296	69,930		3,579,013
Long-term debt	1,867,968	250,718	—		2,118,686
Other liabilities	9,163	—	—		9,193
Total liabilities	4,288,599	1,382,014	69,930		5,740,543
Redeemable preferred stock	5,729,974	—	—		5,279,974

Stockholders’ deficit:
Preferred stock	7,291,686	—	—		7,291,686
Common stock	1,791	142,864	(142,864)	-3-	1,791
Paid-in capital	48,525,383	—	—		48,525,383
Accumulated deficit	(60,031,959)	733,051	(438,155)	-4-	(59,737,063)
Currency translation	—	4,046	(4,046)	-3-	—
	(4,213,009)	879,961	(585,065)		(3,918,203)
Non-controlling interests	—	—	439,981	-5-	439,981
Total stockholders’ deficit	(4,213,009)	879,961	(145,084)		(3,478,222)
	$5,805,474	$2,261,975	$(75,154)		$7,992,265

See accompanying Notes to Unaudited Condensed Pro Forma Financial Information.

Infusion Brands International, Inc.
Unaudited Condensed Pro Forma Statement of Operations
Three Months Ended March 31, 2011

	Historical Information (Note a)		Pro Forma	Note
	Company	HSE	Adjustments	(c)	Pro Forma

Product sales	$4,156,716	$1,373,651	$—		$5,530,367
Cost of product sales	1,960,423	939,287	—		2,899,710
Gross profit	2,196,293	434,364	—		2,630,657
Other revenues	63,227	—	—		63,227

Operating expenses:
Advertising and promotion	2,189,287	9,759	—		2,199,046
Employment costs	679,456	140,718	3,904	-1-	824,078
Other administrative	410,812	76,004	—		486,816
Outside services	374,592	31,421	—		406,013
Depreciation	53,325	5,281	—		58,609
Total operating expenses	3,707,475	263,183	3,904		3,974,562
Loss from operations	(1,447,955)	171,181	(3,904)		(1,280,678)

Other income (expense):
Interest and other income	157,183	40,657	—		197,840
Interest expense	(35,356)	(4,365)	(1,271)	-2-	(40,992)
	121,827	36,292	(1,271)		156,848
Loss from continuing operations before non- controlling interests	(1,326,128)	207,473	(5,175)		(1,123,830)
Non-controlling interests	6,776	—	(64,000)	-3-	(57,224)
Income taxes	—	(79,474)	—		(79,474)
Net income (loss) from continuing operations	(1,319,352)	127,999	(69,175)		(1,260,527)

Preferred stock dividends and accretion	(1,278,070)	—	—		(1,278,070)
Loss applicable to common stockholders	$(2,597,422)	$127,999	$(69,175)		$(2,538,597)
Loss per common share – basic and diluted	$(0.02)	$12.80			$(0.02)
Shares used for calculating loss per common share	167,980,175	10,000			167,980,175

See accompanying Notes to Unaudited Condensed Pro Forma Financial Information.

Infusion Brands International, Inc.
Unaudited Condensed Pro Forma Statement of Operations
Year Ended December 31, 2010

	Historical Information (Note a)		Pro Forma	Note
	Company	HSE	Adjustments	(d)	Pro Forma

Product sales	$7,175,088	$6,577,346	$—		$13,752,434
Cost of product sales	4,568,138	4,752,045	—		9,320,183
Gross profit	2,606,950	1,825,301	—		4,432,251
Other revenues	1,159,331	—	—		1,159,331

Operating expenses:
Advertising and promotion	4,346,462	68,517	—		4,414,979
Impairments	3,881,462	—	—		3,881,462
Outside services	2,938,876	591,004	—		3,529,880
Other administrative	2,387,008	546,781	—		2,933,789
Employment costs	2,314,723	553,668	25,000	-1-	2,893,391
Depreciation	886,287	12,795	—		899,052
Total operating expenses	16,754,818	1,772,735	25,000		18,552,553
Loss from operations	(12,988,537)	52,566	(25,000)		(12,960,971)

Other income (expense):
Derivative income	20,936,333	—	—		20,936,333
Interest and other income	181,002	46,013	—		227,015
Interest expense	(146,386)	(14,646)	(5,224)	-2-	(166,256)
Settlement	(62,500)	—	—		(62,500)
	20,908,449	31,367	(5,224)		20,934,592
Loss before non-controlling interests	7,919,912	83,933	(30,224)		7,973,621
Non-controlling interests	201,286	—	(31,475)	-3-	169,811
Income taxes	—	(20,983)	—		(20,983)
Net income (loss)	8,121,198	62,950	(61,699)		8,122,449

Preferred stock dividends and accretion	(1,884,308)	—	—		(1,884,308)
Loss applicable to common stockholders	$6,236,890	$62,950	$(61,699)		$6,238,141
Loss per common share – basic and diluted	$0.04	$6.30			$0.04
Shares used for calculating loss per common share	158,751,348	10,000			158,751,348

See accompanying Notes to Unaudited Condensed Pro Forma Financial Information.

Infusion Brands International, Inc.
Notes to Unaudited Condensed Pro Forma Statement of Operations

(a) Historical Financial Information:

The Company:

The historical balance sheet information as of March 31, 2011 and for the three months then ended used in the unaudited pro forma balance sheet was derived from our quarterly report on Form 10-Q for the quarterly period ended March 31, 2011.

We have not previously published our historical statement of operations for the year ended December 31, 2010. Accordingly, the historical operating information for the year ended December 31, 2010 used in the unaudited pro forma statement of operations was developed by adding (i) the audited operating information for the six months ended December 31, 2010 included in our Transition Report on Form 10-KT and (ii) unaudited internal operating information for the six months ended June 30, 2010 in our internal records.

Pro forma operating information excludes discontinued operations.

HSE:

The historical financial information as of March 31, 2011 and the three months then ended and the historical financial information for the year ended December 31, 2010 used in the unaudited pro forma balance sheet was derived from financial statements of HSE included elsewhere herein.

(b) Pro Forma Adjustments – March 31, 2011 Pro Forma Balance Sheet:

1. This adjustment represents the cash purchase price that we paid to purchase 50% of the issued and outstanding common stock of HSE. The purchase price for our acquisition of HSE common stock amounted to 50,000 Euros. This amount translated to $75,154 on the transaction execution date.

2. This adjustment represents our recognition of the contingent purchase price to purchase the remaining 50% of the issued and outstanding common stock of HSE. The ultimate future value of the contingent consideration will be dependent upon future revenue and profitability levels. The maximum contingent consideration is 50,000 Euros. For pro forma purposes we have assumed the maximum, which amount was discounted to its fair or present value of $69,930 using a credit-risk adjusted discount factor of 7.47%.

3. These adjustments represent the elimination of HSE common stock and translation.

4. This adjustment represents a combination of (i) the elimination of HSE retained earnings amounting to $816,571and (ii) recognition of a bargain purchase gain amounting to $334,634. The following table illustrates how the bargain purchase was computed and compares the pro forma date (March 31, 2011) with the acquisition date (May 9, 2011) amounts.

Infusion Brands International, Inc.
Notes to Unaudited Pro Forma Statement of Operations

(b) Pro Forma Adjustments – March 31, 2011 Pro Forma Balance Sheet (continued):

	Pro Forma March 31, 2011	Historical May 9, 2011

Assets acquired at estimated fair values	$2,261,975	$2,463,204
Liabilities assumed at estimated fair values	(1,382,014)	(1,842,134)
Estimated fair value of non-controlling interests	(439,981)	(345,500)
Estimated fair value of contingent consideration	(69,930)	(69,930)
	370,051	275,570
Acquisition consideration	(75,154)	(75,154)
Bargain purchase	$294,897	$200,416

We also incurred $44,636 in direct acquisition expenses. Acquisition expenses are excluded from pro forma financial presentations because of their non-recurring nature.

5. This adjustment represents our recognition of the non-controlling interest in HSE that is derived from the table above under the Pro Forma column.

(c) Pro Forma Adjustments – March 31, 2011 Pro Forma Statement of Operations:

1. This adjustment of $3,904 represents share-based payment expense for one quarter that is related to an employment contract that was entered into with a former principal of HSE. The employment contract that was executed concurrent with the Stock Purchase Agreement provided (i) a signing bonus amounting to 450,000 Euros ($675,889 based upon the transaction date exchange rate), (ii) incentive cash compensation ranging from 135,000 Euros to 450,000 Euros depending upon revenue and profitability levels of HSE and (iii) incentive shares of the Company ranging from 1,250,000 to 2,500,000 shares also depending upon revenue and profitability levels of HSE. We have excluded the signing bonus from the pro forma financial information because it is a non-recurring type of charge. We have excluded the incentive cash compensation from the pro forma financial information because it is presumed not to have been earned until the completion of a twelve month period. We have included the share-based incentive compensation in the pro forma information because we believe that employee share-based incentive programs are consistent with our regular and recurring operations. The incentive share arrangement has been recorded as a stock option, using the grant date measurement of the arrangement amounting to $25,000. This amount was calculated using a binomial lattice valuation technique. The grant date fair value is subject to amortization into employment costs over the term of the arrangement. Amortization associated with the first quarter of the arrangement period amounts to $3,904.

2. This adjustment of $1,271 to interest expense represents the amortization of the discount on the contingent purchase price. See Note (b)2, above. Amortization is calculated using the effective interest method.

3. This adjustment of $64,000 represents the non-controlling interest in the earnings of HSE for the three months ended March 31, 2011.

Infusion Brands International, Inc.
Notes to Unaudited Pro Forma Statement of Operations

(d) Pro Forma Adjustments – December 31, 2010 Pro Forma Statement of Operations:

1. This adjustment of $25,000 represents share-based payment expense for one year that is related to an employment contract that was entered into with a former principal of HSE. See Note (c)1 for additional information about this employment arrangement.

2. This adjustment of $5,224 to interest expense represents the amortization of the discount on the contingent purchase price. See Note (b)2, above. Amortization is calculated using the effective interest method.

3. This adjustment of $31,475 represents the non-controlling interest in the earnings of HSE for the year ended December 31, 2010.